Exhibit 10.3


                       NONINCENTIVE STOCK OPTION AGREEMENT

                  A Nonincentive Stock Option (the "Option") is hereby granted by MASTEC, INC., a Delaware corporation (the "Company"), to JOEL-TOMAS CITRON ("Optionee"), for and with respect to common stock of the Company, par value $.10 per share (the "Common Stock"), subject to the following terms and conditions:

                  1. Option Grant. Subject to the provisions set forth herein, and in consideration of the agreements of the Optionee herein provided, the Company hereby grants to the Optionee an Option to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below. This Option shall not be treated as an incentive stock option as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended.

Number of Shares
Subject to Option:   10,000

Option Price Per Share:    $21.0938

Date of Grant:   December 29, 1997

Exercise Schedule:

             Number of Shares       Commencement      Expiration
            Subject to Option            Date            Date
            -----------------       ------------         ----
                  3,334             Dec. 29, 1998    Dec. 29, 2007
                  3,333             Dec. 29, 1999    Dec. 29, 2007
                  3,333             Dec. 29, 2000    Dec. 29, 2007

                  2.       General Terms and Conditions of Option.

                  (a) The Option shall be subject to the following restrictions on exercise:

                           i. The Option shall not be  immediately  exercisable.
                  The Option shall not be exercisable, in whole or in part, prior to the expiration of one (1) year from the date of grant except in the event of the Optionee's death, or after the expiration of ten years from the date the Option was granted. In no event may the Option be exercised prior to the expiration of six (6) months from the date of grant. To the extent that the Option is not exercised within the ten-year period of exercisability, it shall expire as to the then unexercised part.

                           ii. The Option shall not be exercisable  with respect
                  to a fractional share or with respect to the lesser of fifty
                  (50) shares or the full number of shares then subject to the Option.

                          iii. Except as provided in Section 3, the Option shall
                  not be exercisable in whole or in part unless the Optionee, at the time the Optionee exercises the Option, is, and has been at all times since the date of grant of the Option, a director of the Company.

                  (b) Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercised date, shall be given by the Optionee, or his personal representative in the event of the Optionee's death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

                  (c) The Option may be exercised only by making payment in full for the shares of Common Stock being acquired thereunder at the time of exercise (including applicable withholding taxes, if any) by check or bank draft, or by tendering to the Company Common Stock shares already owned by the person exercising the Option, which may include shares received as the result of a prior exercise of the Option, and having a fair market value equal to the cash exercise price applicable to such Option, or by tendering a combination of cash and Common Stock shares as aforesaid.

                  (d) In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this agreement shall be delivered by the Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

                   3. Termination of Service. The Option shall terminate upon the termination, for any reason, of the Optionee's directorship with the Company, and no shares may thereafter be purchased under such Option, except as follows:

                  (a) Upon retirement as a director of the Company after at least six years of service, the unexpired part of the Option held by the Optionee shall, to the extent otherwise exercisable on such date, remain exercisable, in whole or in part, for a period of three (3) years following such retirement.

                  (b) Upon termination of service as a director of the Company by reason of death or disability, the unexpired part of the Option held by the Optionee, or in the case of death, the Optionee's executors, administrators, heirs or distributors, as the case may be, shall become immediately exercisable and shall remain exercisable, in whole or in part, for a period of three (3) years after such termination. Disability shall mean an inability as determined by the Board of Directors of the Company ("Board") to perform duties and services as a director of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than six (6) months.

                  In the event the Option is exercised by the executors, administrators, heirs or distributees of the estate of the deceased Optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representative of the deceased Optionee's estate or the proper legatees or distributees thereof.

                  In no event, however, may the Option be exercised (i) prior to the expiration of six months from the date of grant, or (ii) after ten (10) years from the date it was granted.

                  4. Change in Control. (a) Subject to the limitations set forth in the last paragraph, in the event of a change in control of the Company,
(i) the Option shall immediately become exercisable in full, and (ii) the Optionee shall have the right within one (1) year after such event to exercise the Option in full.

                  (b) For purposes of this Section 4, a "change in control" shall be deemed to have occurred if at any time on or after the date hereof:

                           i.       there shall be consummated:

                                    (1)  any  consolidation  or  merger  of  the
                           Company  in  which the  Company is not the continuing
                           or  surviving   corporation   or   pursuant to which
                           any shares of Common Stock are to be converted into cash, securities or other property, provided that the
                           consolidation   or   merger   is   not  with   a
                           corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

                                    (2)  any  sale,  lease,  exchange  or  other
                                    transfer (in one  transaction or a series of
                                    related    transactions)    of    all,    or
                                    substantially all, of the assets of the Company; or

                           ii. the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                           iii. any "person," including a "group" as determined in accordance with Sections 13(d) and 14
                           (d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 33% or more of the combined voting power of the Company's then outstanding Common Stock, provided that such person, immediately before it becomes such 33% or more beneficial owner, is not (a) a wholly-owned subsidiary of the Company or (b) an individual, or a spouse or a child of such individual, that on March 12, 1994, owned greater than 20% of the combined voting power of such Common Stock, or (c) a trust, foundation or other entity controlled by an individual or individuals described in Section 4(b)(3)(iii); or

                           iv. individuals who constitute the Board on March 12, 1994 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to March 12, 1994, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause iv, considered as though such person were a member of the Incumbent Board.

                  5. Transferring of Option. The Optionee's rights and interest may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of the Optionee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of the Optionee shall be subject to any obligation or liability of the Optionee.

                  6. Option Rights. Neither the Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the Option has been exercised pursuant to the terms hereof and the purchase price for such shares shall have been paid in full.

                  7. Adjustment in the Event of Change in Stock. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, reverse split, subdivision, recapitalizations, mergers, consolidations (whether or not the Company is a surviving corporation), split-ups, combinations or exchanges of shares, reorganization or liquidation, an extraordinary dividend payable in cash or property, and the like, the number, class and the price of shares of Common Stock subject to this outstanding Option shall be appropriately adjusted by the Board, whose determination shall be conclusive.

                  8. Administration of Option. (a) The Option shall be exercised in accordance with such administrative regulations as the Board shall from time to time reasonably adopt.

                  (b) If at any time the Board shall determine, in its reasonable discretion, that the listing, registration or qualification of shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the exercise of this option hereunder, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

                  9. Investment Representation. The Board may require the Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or part of this Option, an agreement stating that the shares acquired by him upon exercise are being acquired for investment and not with a view to the sale or distribution hereof.

                  10. Governing Law. The Option, and this agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

                  EXECUTED: December 29, 1997.

                                  MASTEC, INC.



                                   By: _________________________
                                       Jorge Mas, Chairman of the Board,
                                       President and Chief Executive Officer


                  The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.



                                                   -----------------------------
                                                     Joel-Tomas Citron